IR/PR-Services Agreement

   This IR/PR-Services Agreement (“Agreement”) is entered this 15th day of January 2008, (“Effective Date”) by and between

FiveMore Fund, Ltd.

(“Consultant”), a US and European Consulting Company, and

Alliance Recovery Corporation

 (“Client”), a publicly listed U.S. Bulletin Board Company (ARVY) with reference to the following:

RECITALS

   A.   Client desires to be assured of the services of Consultant in order to avail itself of Consultant’s experience, skills, knowledge, abilities and background in the fields of business development, financial consulting, and investor relations (see Appendix 1 for strategic details).

   B.   Client is therefore willing to engage Consultant upon the terms and conditions set forth herein, and Consultant agrees to be engaged and retained by Client upon the terms and conditions set forth herein.

   NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

   1.   Engagement.   Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a strategic and financial consultant to Client and to render such advice, consultation, information and services to Client regarding general investor relations, potentially a secondary listing in Germany, corporate finance, mergers and acquisitions and business development, including but not limited to the following (see Appendix 2 for more information on available Consultant Services):

Consultant intends to (a) advise Client with respect to its plans and strategies for raising capital; (b) aid Client in developing a marketing plan directed at informing the investing public as to the business of Client; (c) assist Client in its discussions with underwriters, investors, brokers and institutions and other professionals retained by Client; (d) inform Client about US and international banks offering stock based credit line facilities; (e) assist Client with identifying possible acquisitions or merger candidates; (f) advise and assist Client with public relations and promotion matters; (g) assist Client with a potential listing at Frankfurt Stock Exchange; and (h) introduce members of Client’s management to US and European securities dealers and market makers, if Client so desires.  At no time will Consultant provide services which would require Consultant to be registered and licensed with any federal or state regulatory body or self-regulating agency.

2.   Term.   The term of this Agreement (“Term”) shall commence on the date hereof and continue for a period of six (6) months as follows:  Investor relations, public relations and corporate finance services will begin immediately upon receipt of IR/ PR costs and fees, and will continue for a period of three (3) months.  Professional maintenance of such services and continuing communication with the established network will continue thereafter for an additional three (3) months.

3.   Compensation.   In connection with the appointment of Consultant hereunder and as consideration for Consultant entering into this Agreement, Client and Consultant agree to the following (please request transfer and wiring instructions after execution of this Agreement):

a. PR/IR costs & Fees: For the performance of its consulting services and implementation of PR/ IR marketing program hereunder Client shall make available to Consultant 1,500,000 restricted shares of Client’s common stock immediately following execution of this Agreement, which shall be registered in a registration statement with the Securities and Exchange Commission (“SEC”) deemed effective by the SEC within six (6) months from the date of this Agreement.  Notwithstanding the above, the Company shall use its best efforts to have the registration statement declared effective by the SEC as soon as practicable.

b. Finder’s Fee:  Except as set forth differently in this Agreement, Client will pay a commission or success fee of 10% to Consultant in connection with any financing, acquisitions projects, or any other findings or transactions involving products, commodities, services, currencies, additions, renewals, extensions, rollovers, amendments, new contracts, re-negotiations, parallel contracts or agreements or third party assignments hereof.

4.   Non-Circumvention.   Client and Consultant expressly agree that this Agreement constitutes a binding contract.  Client, intending to be legally bound, hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate Consultant, directly or indirectly, to avoid payments or fees, commissions, or any other form of compensations to Consultant in any transaction with any corporation, partnership, or individual, revealed by either party to the other, in connection with any projects, or currency exchanges, or any loans or collaterals, or any findings, or any financings, or any other transactions involving products, commodities, services, additions, renewals, extensions, rollovers, amendments, new contracts, re-negotiations, parallel contracts or agreements or third party assignments hereof.  Therefore Client shall not contact any investors or lenders or other individuals or entities introduced by Consultant during the term of this Agreement without prior written consent from Consultant.  If a transaction of any kind is consummated within twenty four (24) months of the termination of this Agreement whether debt or equity financing or any other transaction with an investor or lender or other individual or entity introduced directly or indirectly by Consultant to Client and/or Client enters into an agreement to acquire or be acquired by an entity or individual introduced directly or indirectly by Consultant to Client during the term of this Agreement, then that transaction shall be deemed to have been arranged by Consultant under this Agreement and Client shall remunerate Consultant as specified in Paragraph 3.  This article survives the expiration or termination of this Agreement for any reason.

5.   Remedy.   If Client breaches any term of this Agreement or violates any of his obligations under this Agreement, e.g. any compensation or fee payments or the Non-Circumvention clause or the Confidentiality clause or any other term, Consultant may seek all remedies and appropriate equitable relief allowed by law, and Consultant shall be entitled to a legal monetary penalty and equitable remedies equal to the maximum fees allowed by a competent court, at law or in equity, including all legal and other expenses, and Consultant may also, at its option, terminate or suspend all performances or services remaining to be rendered by Consultant under this Agreement without being obligated to pay back or reimburse any compensation or fee payments previously received by Consultant under this Agreement.  Client agrees that a breach of any of the covenants contained in this Agreement will cause irreparable injury to Consultant, that Consultant might not have adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Agreement shall be specifically enforceable against Client, and Client hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no event of default has occurred.  Client acknowledges that it will be impossible to measure in money the damage to Consultant caused by any failure to comply with the covenants set forth in this Agreement, that each such covenant is material, and that in the event of any such failure, Consultant will not have an adequate remedy at law or in damages.  Therefore, the parties consent to the issuance of an injunction or the enforcement of other equitable remedies against Client at the suit of Consultant, without bond or other security, to compel performance of all of the terms of this Agreement, and waive the defense of the availability of relief in damages.  This article survives the expiration or termination of this Agreement for any reason.

6.   Standard of Care.   Consultant warrants that it services shall be performed by personnel possessing competency consistent with applicable industry standards.  No other representation, express or implied, and no warranty or guarantee are included or intended in this Agreement, or in any report, opinion, deliverable, work product, document or otherwise.  Furthermore, no guarantee is made as to the efficacy or value of any services performed or software developed.  This section sets forth the only warranties provided by Consultant concerning the services and related work product.  This warranty is made expressly in lieu of all other warranties, express or implied, including without limitation any implied warranties of fitness for a particular purpose, merchantability, non-infringement, title or otherwise.  This article survives the expiration or termination of this Agreement for any reason.

7.   Limitation of Liability.   Consultant’s liability, including but not limited to Client’s claims of contributions and indemnification related to third party claims arising out of services rendered by Consultant, and for any losses, injury or damages to persons or properties or capitals or belongings or goods or assets or work performed arising out of or in connection with this Agreement and for any other claim, shall be limited to the lesser of (i) Twenty Five Thousand Dollars (US$25,000) or (ii) payment received by Consultant from Client for the particular service provided giving rise to the claim.  Notwithstanding anything to the contrary in this Agreement, Consultant shall not be liable for any special, indirect, consequential, lost profits, or punitive damages.

Client agrees to limit Consultant’s liability to Client and any other third party for any damage on account of any error, omission or negligence to a sum not to exceed the lesser of (i) Twenty Five Thousand Dollars (US$25,000) or (ii) the payment received by the Company for the particular service provided giving rise to the claim.  The limitation of liability set forth herein is for any and all matters for which Consultant may otherwise have liability arising out of or in connection with this Agreement, whether the claim arises in contract, tort, statute, or otherwise.  Client shall give Consultant written notice within thirty (30) days of obtaining knowledge of the occurrence of any claim or cause of action which Client believes that it has, or may seek to assert or allege, against Consultant, whether such claim is based in law or equity, arising under or related to this Agreement or to the transactions contemplated hereby, or any act or omission to act by Consultant with respect hereto.  If Client fails to give such notice Consultant with regard to any such claim or cause of action and shall not have brought legal action for such claim or cause of action within said time period, Client shall be deemed to have waived, and shall be forever barred from bringing or asserting such claim or cause of action in any suit, action or proceeding in any court or before any governmental agency or authority or any arbitrator.  All notices or other communications hereunder shall be in writing, sent by courier or the fastest possible means, provided that recipient receives a manually signed copy and the transmission method is scheduled to deliver within 48 hours, and shall be deemed given when delivered to the principal office address or such other address as may be specified in a written notice in accordance with this section.  Any party may, by notice given in accordance with this Section to the other parties, designate another address or person or entity for receipt of notices hereunder.  This article survives the expiration or termination of this Agreement for any reason.

8.   Indemnification.   Client agrees to save harmless, indemnify and defend Consultant, its agents and employees from and against any cost, loss, damage, liability, judgment and expense whatsoever, including attorney’s fees, suffered or incurred by it by reason of, or on account of, any misrepresentation made to it or its status or activities as Consultant under this Agreement.  In the event any litigation or controversy arises out of or in connection with this Agreement between the parties hereto, Consultant shall be entitled to recover from Client all reasonable attorney's fees, expenses and suit costs, including those associated within the appellate or post-judgment collections proceedings.  Client further agrees to indemnify Consultant’s officers, directors, agents, and representatives against all losses, claims, damages, liabilities, and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Consultant and such officers, directors, agents, and representatives for any legal or other expenses reasonably incurred by Consultant and such officers, directors, agents, and representatives in connection with the investigation or defense of such loss, claim, damage, liability or expense.  This article survives the expiration or termination of this Agreement for any reason.

9.   Representation.   Client hereby represents and warrants to Consultant that it is duly organized and in good standing under State Law and under Federal Law, is current in its filings and disclosures with the appropriate regulatory bodies and has all requisite power and authority to carry on business as now conducted and as contemplated herein.  Client represents and warrants that each person signing this Agreement on behalf of Client is duly authorized and has legal capacity to execute and deliver this Agreement.

Client further represents and warrants to Consultant that the execution and delivery of the Agreement and the performance of obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.  Client further represents to Consultant that to the best knowledge of the Officers and Directors of Client, all statements, either written or oral, made by Client to Consultant are true and accurate, and contain no material misstatements, or omission fact.  Client acknowledges that estimates of performance made by Client are based upon the best information available to Client officers at the time of said estimates of performance.  Client further acknowledges that the information it delivers to Consultant will be used by Consultant in preparing materials regarding Client’s business, including but not necessarily limited to, its financial condition, for dissemination to the public.  Therefore, in accordance with other paragraphs of this Agreement, Client shall hold the Consultant harmless from any and all errors, omissions, misstatements in connection with all information furnished by Client to Consultant.  This article survives the expiration or termination of this Agreement for any reason.

10.   Termination.   Either party upon the giving of not less than ninety (90) days written notice may terminate this Agreement, delivered to the parties at their principal business address or addresses. Any such notice shall be deemed to be properly given when transmitted by way of registered mail.  The ninety (90) days termination period shall not begin until the other party has received or is deemed to have received the notice of termination.  Anything herein to the contrary notwithstanding, in the event that Consultant determines in good faith that its relationship with Client subjects Consultant or any of its employees or agents to potential violations of any applicable law, regulation, or order, then this Agreement, and all obligations of Consultant hereunder, shall expire immediately upon Consultant giving notice to Client of such determination.  This Agreement may be terminated at any time without notice by Consultant (i) for illegal acts or willful neglect on the part of Client or Client’s management, agents or employees or (ii) in the event any representation, warranty, covenant, or agreement of Client contained in this Agreement shall prove to be inaccurate in whole or in part.  Upon termination, regardless of the reason of such termination, Consultant shall have no obligation to pay back to Client or reimburse Client any compensation or fee payments previously received under this Agreement.

11.   Exclusivity and Performance.   The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client.  Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner.  Consultant will determine the method, details, and means of performing the above-described services.  Consultant may, at Consultant’s own expense, use any employees or subcontractors as Consultant deems necessary to perform the services required of Consultant by this Agreement.  Client may not control, direct, or supervise Consultant’s employees or subcontractors in the performance of those services.

12.   Confidentiality. Client and Consultant acknowledge and agree that confidential and valuable information proprietary to either one party and obtained during its business relationship with either one party, shall not be, directly or indirectly, disclosed without the prior express written consent of the other party, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential. All such confidential information provided to either one party by the other shall be clearly and conspicuously marked with the word “Confidential”.  Consultant may disclose Client’s confidential information pursuant to applicable laws or regulations, provided that Consultant may disclose only information required for services and performances hereunder.

Furthermore Client acknowledges and agrees that the existence of this Agreement and the Agreement itself, including single paragraphs, terms, provisions, conditions and/or any other section of the Agreement, shall not be, directly or indirectly, in total or in parts, disclosed to any third party without the prior express written consent of Consultant.

13.   Independent Contractor.   In its performance hereunder, Consultant and its agents shall be an independent contractor.  Consultant shall complete the services required hereunder according to its own means and methods of work, shall be in the exclusive charge and control of Consultant and shall not be subject to the control or supervision of Client.  Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner, unless otherwise mutually agreed.

14.   Jurisdiction, Governing Law and Arbitration. This Agreement shall be construed under and in accordance with the laws of the state of New York.  Both parties hereby consent to New York as the proper jurisdiction for any such proceeding if applicable.  In connection with any Client claim against Consultant arising out of or relating to this Agreement, Client agrees that such controversy or claim shall be submitted to arbitration, and shall be conducted in accordance with the rules of the state of New York.  Any judgment rendered as a result of the arbitration of any Client claim or dispute shall upon being rendered by the arbitrators be submitted to a court of competent jurisdiction in the state of New York.  The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any manner or jurisdiction other than that specified in this paragraph.  Client hereby waives any right it may have to assert the doctrine of forum non convenes or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the courts located in the state of New York shall have jurisdiction and venue over Client for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement.  To the fullest extent permitted by law, and as separately bargained-for-consideration, Client hereby waives any right to trial by jury in any action, suit, proceeding, or counterclaim of any kind arising out of or relating to this Agreement.

15.   Miscellaneous. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.  This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations.  This Agreement may, if required, be signed in counterparts, or by facsimile.  Neither party assumes any responsibilities or obligation whatsoever, other than the responsibilities and obligations expressly set forth in this Agreement or a separate written agreement between Client and Consultant.  Neither party shall be liable under the provisions of this Agreement for damages on account of accidents, fires, acts of God, government actions, state of war, or any other causes beyond the control of the party whether or not similar to those enumerated.  In the event of a conflict between this Agreement and any future agreements executed in connection herewith, the provisions of this Agreement shall generally prevail.

It is acknowledged and agreed by Client and Consultant that should any provision of this Agreement be declared or be determined to be illegal or invalid by final determination of any court of competent jurisdiction, the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby, and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.  Time is of the essence in respect to all provisions of this Agreement that specify a time for performance; provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefits of any grace or use period allowed in this Agreement.  Except as otherwise expressly provided in this Agreement, Client’s representations, Client’s warranties, Client’s indemnification of Consultant, and covenants contained in this Agreement, or in any instrument, certificate, exhibit, or other writing intended by the parties to be a part of this Agreement, shall survive for twenty five (25) years after the date of this Agreement.  Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement.  The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against any party.  Headings used throughout this Agreement are for reference and convenience and in no way define by presentation, limit or describe the scope or intent of this Agreement.

   IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

Client:

Signature:                                _____________________________________

Name:                                     _____________________________________

Title:                                        _____________________________________

Consultant:

Signature:                                _____________________________________

Name:                                     _____________________________________

Title:                                        _____________________________________